EXHIBIT 23.2


                          INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Pre-effective Amendment No. 1 to Form S-1 Registration Statement of Grant Park Futures Fund Limited Partnership of our reports, dated February 19, 2004, on the financial statements of Grant Park Futures Fund Limited Partnership and Dearborn Capital Management, L.L.C.

We also consent to the reference to our Firm under the captions "Selected Financial Data" and "Experts" in such Registration Statement.


                                        /s/ McGladrey & Pullen, LLP

Chicago, Illinois
March 29, 2004